Exhibit 99.1

RESIGNATION AS A DIRECTOR
OF
CARBON SCIENCES, INC.
A Nevada Corporation

    I hereby resign as a director of Carbon Sciences, Inc., a Nevada corporation, for personal reasons, effective January 3, 2015. I wish the company success in their future endeavors.

Dan Nethercott, resigning Director